Exhibit 99.4

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
PURSUANT TO
OFFERS TO EXCHANGE
Of
BANK OF AMERICA CORPORATION

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus, dated          , 2007 (the “Prospectus”), of Bank of America Corporation, (“Bank of America”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute Bank of America’s offers to exchange (the “exchange offers”) all of its outstanding 5.42% Subordinated Notes due March 15, 2017, or the “old 2017 notes,” for its 5.42% Subordinated Notes due March 15, 2017, or its “new 2017 notes,” and all of its outstanding 5.49% Subordinated Notes due March 15, 2019, or its “old 2019 notes,” for its 5.49% Subordinated Notes due March 15, 2019, or its “new 2019 notes.” The old 2017 notes and the old 2019 notes, which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), are collectively referred to herein as the “old notes.” The new 2017 notes and the new 2019 notes, which have been registered under the Securities Act, are collectively referred to herein as the “new notes.” Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to action to be taken by you relating to the exchange offers with respect to the old notes held by you for the account of the undersigned.

The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

$           of the 5.42% Subordinated Notes due March 15, 2017; and/or

$           of the 5.49% Subordinated Notes due March 15, 2019.

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following aggregate principal amount of old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered, if any):

$           of the 5.42% Subordinated Notes due March 15, 2017; and/or

$           of the 5.49% Subordinated Notes due March 15, 2019.

☐  NOT TO TENDER any old notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the old notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of (fill in state)                     ,

(ii) the undersigned has full power and authority to tender, exchange, assign and transfer the old notes tendered, and Bank of America will acquire good and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the old notes are accepted by Bank of America,

(iii) the new notes being acquired pursuant to the exchange offers are being acquired in the ordinary course of business of the undersigned or of any other person receiving new notes pursuant to the exchange offers through the undersigned, whether or not that person is the holder of old notes;

(iv) neither the undersigned nor any other person acquiring the new notes pursuant to the exchange offers through the undersigned, whether or not that person is the holder of old notes, is participating in or has an intent to participate in a distribution of the new notes;

(v) neither the undersigned nor any other person acquiring the new notes pursuant to the exchange offers through the undersigned, whether or not that person is the holder of old notes, has an arrangement or understanding with any other person to participate in a distribution of the new notes; and

(vi) neither the undersigned nor any other person acquiring the new notes pursuant to the exchange offers through the undersigned, whether or not that person is the holder of old notes, is an “affiliate”, as defined in Rule 405 under the Securities Act, of Bank of America.

If the undersigned is a broker-dealer that acquired the old notes directly from Bank of America in the initial offering and not as a result of market-making activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the exchange offers, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the undersigned’s notes.

If the undersigned instructs you to tender the old notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the new notes pursuant to the exchange offers through the undersigned, whether or not that person is the holder of old notes, is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of new notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the old notes.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

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